UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 9, 2015

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

38 Hans Crescent, London, England
SW1X 0LZ
(Address of Principal Executive Office)

+44.20.7190.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION/Item 7.01. REGULATION FD DISCLOSURE

During the fourth quarter of 2014, Liberty Global plc (Liberty Global) began presenting (i) its operating segments in the U.K. and Ireland as one combined reportable segment, (ii) its operating segments in Switzerland and Austria as one combined reportable segment and (iii) its UPC DTH operating segment as part of its Central and Eastern Europe reportable segment. These changes were made as a result of internal changes in organizational structures, changes in how these segments are evaluated and monitored by the chief operating decision maker and the integration of certain functions within these reportable segments. Previously, Liberty Global's (a) operating segments in the U.K. and Switzerland were each separate reportable segments, (b) operating segments in Ireland and Austria were combined into one reportable segment, “Other Western Europe,” and (c) UPC DTH operating segment was included in the European Operations Division’s central and other category.

The purpose of this Form 8-K is to provide certain quarterly segment information as recasted to reflect the above described changes as presented in the Liberty Global 2014 Annual Report on Form 10-K. For Liberty Global's definition of operating cash flow, refer to its most recent 10-K filing. The recasted segment information attached hereto as Exhibit 99.1 is being furnished to the SEC under both Item 2.02 “Results of Operations and Financial Condition” and 7.01 “Regulation FD Disclosure” of Form 8-K. The information furnished pursuant to this Form 8-K (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any of Liberty Global’s filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless Liberty Global expressly states in such filing that such information is to be considered “filed” or incorporated by reference therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: April 9, 2015